STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 08/09/1999
991335212 - 2307026



                            CERTIFICATE OF AMENDMENT

                                     TO THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                       PORTER MCLEOD NATIONAL RETAIL INC.


     Porter Mcleod National Retail Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

          8. That the Board of Directors of said corporation, by unanimous written consent, adopted the following resolutions:

          a. RESOLVED, that the name of the Company be changed to "Rascals International, Inc" and that Article First of the Certificate of Incorporation of the Company be amended to read as follows: "The name of the corporation shall be Rascals International, Inc."

          b. RESOLVED, that the Board of Directors hereby declares it advisable and in the best interest of the corporation to change the capitalization of the Company and therefore amends Article FOURTH of the Certificate of Incorporation to read as follows:

                    The authorized capital of this corporation shall consist of fifty million (50,000,000) common shares, having $.001 par value. All such common shares are non-assessable and each share shall have equal rights as to voting and in the event of dissolution and liquidation.

          c. RESOLVED, that the Board of Directors hereby declares it advisable and in the best interest of the corporation to repeal any and all prior designations relating to the preferred stock of the Company.

          9. That said amendments have been consented to and authorized by the holders of a majority of the issued and outstanding stock entitled to vote by written consent given in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

          10. That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.








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



     IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed by its president this 9th day of August 1999.






---------------------------------
                                                       Kip Eardley, President


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




                                State of Delaware

                        Office of the Secretary of State
                         -------------------------------






         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO

HEREBY CERTIFY "PORTER MCLEOD NATIONAL RETAIL INC." IS DULY INCORPORATED UNDER

THE LAWS OF THE STATE OF DELAWARE AND IS IN GOOD STANDING AND HAS A LEGAL

CORPORATE EXISTENCE SO FAR AS THE RECORDS OF THIS OFFICE SHOW, AS OF THE THIRD

DAY OF AUGUST, A.D. 1999.







                                            ------------------------------------
                                            Edward J. Freel, Secretary of State

2307026   8300                              AUTHENTICATION:            9899709
991319144                                   DATE:        08-03-99

                                State of Delaware

                        Office of the Secretary of State

                          -----------------------------






         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO

HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF

MERGER, WHICH MERGES:

         "PORTER-MCLEOD NATIONAL RETAIL, INC.", A COLORADO CORPORATION,

         WITH AND INTO "PORTER MCLEOD NATIONAL RETAIL INC." UNDER THE NAME OF

"PORTER MCLEOD NATIONAL RETAIL INC." A CORPORATION ORGANIZED AND EXISTING

UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE

THE TWENTY-SEVENTH DAY OF AUGUST, A.D. 1992, AT 9 O'CLOCK A.M.



















                                            ------------------------------------
                                            Edward J. Freel, Secretary of State

2307026   8100M                             AUTHENTICATION:           7487422
950089993                                   DATE:        04-27-95

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